UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2010

Network Communications, Inc.
(Exact name of registrant as specified in its charter)

Georgia	333-134701	58-1404355

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2305 Newpoint Parkway, Lawrenceville, GA 30043
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 962-7220

                                 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As a result of continued challenges in the markets that it serves, the lack of a rebound in revenue and the inability to secure a new revolving loan facility to replace the current commitment that expires in November 2010, Network Communications, Inc. (the “Company” or “NCI”) elected not to make the June 1, 2010 interest payment of approximately $9.4 million on its 10 ¾ Senior Note due 2013.  As a result of missing this payment, the Company’s senior secured lenders accelerated all amounts outstanding under the Company’s revolving and term loan credit agreements, which in turn triggered an event of default under the Senior Notes indenture and the senior subordinated credit agreement.  The Company’s total debt outstanding is approximately $296 million.  The Company is unable to pay the outstanding debt if it is called. The Company obtained an agreement from its secured lenders dated June 1, 2010, permitting it to have continued access to and use of its cash as it works with its stakeholders to restructure its balance sheet.

On June 18, 2010, the Company and its parent, Gallarus Media Holdings, Inc., entered into an amendment to agreement, dated June 18, 2010, by and among the Company, the lenders party thereto, Toronto Dominion (Texas) LLC, as Administrative Agent under the Company’s revolving credit agreement and under the Company’s senior term loan agreement and as Collateral Agent for the lenders thereunder, and certain other parties thereto (the “Agreement”) to amend the agreement dated June 1, 2010 such that the definition of “Transaction Event” therein was changed from June 20, 2010 to July 12, 2010.  All other terms remain the same.  The Company expects to have sufficient cash on hand to fund normal course operations as restructuring negotiations progress.

The above summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.32 and incorporated herein by reference.

Item 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.32    Amendment to Agreement, dated June 18, 2010, by and among the Company, the lenders party thereto, Toronto Dominion (Texas) LLC, as Administrative Agent and as Collateral Agent, and certain other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK COMMUNICATIONS, INC.

Date: June 24, 2010	By:	/s/ Gerard P. Parker
Gerard P. Parker
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)